Filed Pursuant to Rule 424(b)(5)

Registration No. 333-230423

CALCULATION OF REGISTRATION FEE(1)

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share, of Affiliated Managers Group, Inc.	$500,000,000	$60,600(2)

(1)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement on Form S-3 (File No. 333-230423) originally filed by Affiliated Managers Group, Inc. on March 21, 2019, in accordance with Rules 456(b) and
457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 21, 2019)

AFFILIATED MANAGERS GROUP, INC.

Up to $500,000,000

Common Stock

This prospectus supplement supersedes and replaces the prospectus supplement, filed on August 16, 2016, which provided for the sale of shares of our common stock with an aggregate sales price of up to $500,000,000; we have not sold and will not sell any shares of common stock pursuant to that earlier prospectus supplement. We are filing this prospectus supplement in connection with our recent filing of a new shelf registration statement on Form S-3 on March 21, 2019, which replaced our previously filed shelf registration statement in advance of the expiration thereof.

Pursuant to this prospectus supplement, we may offer, issue and sell up to $500,000,000 in the aggregate of our common stock from time to time through or to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, which we refer to collectively as the sales agents, under separate equity distribution agreements (which terminate prior equity distribution agreements and related agreements with the sales agents, if any). The equity distribution agreements provide for the issuance and sale of common stock by us either through or to the sales agents acting as sales agent or principal, respectively. We have also entered into separate master confirmation letter agreements, which we refer to as forward sale agreements, with affiliates of each of the sales agents, which we refer to as the forward purchasers. In connection with each such forward sale agreement, the forward purchaser (or its affiliate) may, at our request, borrow from third parties and sell through or to its affiliate sales agent a number of shares of our common stock equal to the number of shares of our common stock that underlie such forward sale agreement. We refer to a sales agent, when acting as an agent for, or purchasing from, a forward purchaser (or its affiliate), as a forward seller.

As described in this prospectus supplement under “Use of Proceeds,” the proceeds that we will receive from the sale of shares of our common stock pursuant to the equity distribution agreements and/or forward sale agreements cannot be determined and will depend upon the number of shares sold, the market price at which they were sold and, with respect to forward sale transactions, whether we elect to physically settle, cash settle, or net physically settle the forward sale transactions. Settlement of forward sale transactions will occur upon dates specified by us or, in certain circumstances, the forward purchasers, as provided in each forward sale agreement.

The shares of our common stock sold through the sales agents will be offered at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with the sales agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement. In connection with sales through or to the sales agents under the equity distribution agreements, we will pay the applicable sales agent a commission equal to up to 2.0% of the gross sales price of all shares of our common stock sold through or to it. In connection with any forward sale transaction, the applicable sales agent, as forward seller, will receive an effective per share commission of up to 2.0% of the volume-weighted average price per share at which the shares of common stock are sold pursuant to such forward sale agreement.

Our common stock is traded on the New York Stock Exchange under the symbol “AMG.” On March 25, 2019, the last reported sale price of shares of our common stock as reported on the New York Stock Exchange was $99.16.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement and in our reports filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch	Barclays	Citigroup

J.P. Morgan	RBC Capital Markets	Wells Fargo Securities

The date of this prospectus supplement is March 27, 2019.

We have not, nor have the sales agents or the forward purchasers, authorized anyone to provide you with information, other than that contained on or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, nor are the sales agents or the forward purchasers, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed with the SEC is accurate as of any date other than the date of the applicable document. Our businesses, financial condition, results of operations liquidity, cash flows and prospects may have changed since such date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes specific terms of the common stock we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If information in this prospectus supplement, or the information incorporated by reference into this prospectus supplement and the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference into this prospectus supplement and the accompanying prospectus will apply and will supersede that information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to the prospectus supplement, the accompanying prospectus and the information incorporated by reference therein collectively.

We and the forward purchasers and sales agents have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus filed by us with the SEC. We are not, and the forward purchasers and sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise indicated or unless the context requires otherwise, all references to “Affiliated Managers Group,” “AMG,” “we,” “us,” the “Company” and “our” refer to Affiliated Managers Group, Inc., and not our Affiliates (as defined herein) or other subsidiaries. When we refer to “you” or “yours,” we mean the holders of the common stock offered hereby.

RISK FACTORS

In addition to the other information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors, as well as the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and any similar section in our Quarterly Reports on Form 10-Q filed thereafter, before you decide to invest in our common stock. Some factors in these sections are forward-looking statements. For a discussion of those statements and of other factors for investors to consider, see “Forward-Looking Statements.”

Settlement provisions contained in any forward sale agreement subject us to certain risks.

Each forward purchaser will have the right, in its sole discretion, to require us to physically settle any forward sale transaction under the respective forward sale agreement upon the occurrence of certain events, including if (a) the forward purchaser (or its affiliate) is unable to hedge the forward purchaser’s exposure to the transactions contemplated by such forward sale agreement either because of a lack of sufficient shares of our common stock being made available for borrowing by share lenders or because any such shares are not available at a rate that is less than a specified threshold, (b) on any day following the trade date of the forward sale transaction, we declare (i) any cash dividend in excess of the amount provided for in the forward sale agreement or paid prior to the date set forth in the forward sale agreement or (ii) certain non-cash distributions, issuances or dividends to existing holders of shares of our common stock, (c) on any day following the trade date of the forward sale transaction, shares of our common stock trade at a price equal to or less than a certain threshold, (d) on any day following the trade date of the forward sale transaction, we announce a merger event (as defined in the forward sale agreement) or (e) the forward purchaser elects to terminate the forward sale transaction as a result of an event of default, a termination event or certain additional disruption events or extraordinary events (each as set forth in the forward sale agreement). Each forward purchaser’s decision to exercise its right to require us to settle any forward sale transaction will be made irrespective of our need for capital. In the event that we are required to settle any forward sale transaction with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity.

In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any outstanding forward sale agreement will automatically terminate without further liability to either party (except for any liability in respect of any breach of representation or covenant by a party under any such forward sale agreement prior to the date of any such proceeding). Following any such termination, we would not issue any shares, and we would not receive any proceeds, pursuant to such forward sale agreement.

Except under the circumstances described above, we have the right, in lieu of physical settlement of any forward sale transaction, to cash or net physically settle such forward sale transaction. In the event that we elect to settle with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity. If we elect cash or net physical settlement of a forward sale transaction, the applicable forward purchaser (or its affiliate) will purchase shares of our common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind the applicable forward purchaser’s hedges. If the price of our common stock at which the applicable forward purchaser (or its affiliate) unwinds the forward purchaser’s hedge is below the applicable forward sale price, the forward purchaser will pay us such difference in cash (if we cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we net physically settle). If the price of our common stock at which the applicable forward purchaser (or its affiliate) unwinds the forward purchaser’s hedge exceeds the applicable forward sale price, we will pay the forward purchaser (or its affiliate) an amount in cash equal to such difference (if we cash settle) or we will deliver to the forward purchaser (or its affiliate) a number of shares of our common stock having a market value equal to such difference (if we net physically settle). Any such difference could be significant. In addition, we would expect that the purchases of our common stock by the forward purchaser (or its affiliate) to unwind the forward purchaser’s hedges could cause the price of our common stock to increase over time, thereby increasing the number of shares or amount of cash we owe to the forward purchaser.

Share repurchase transactions and hedging activities related to derivative transactions may affect the value of our common stock.

Our board of directors has authorized share repurchase programs in recent periods, most recently in January 2019 when it authorized the repurchase of up to 3.3 million shares of our common stock. Repurchases under these programs, which may include open market and privately negotiated transactions, including through the use of derivative financial instruments and accelerated share repurchase programs, may be effected from time to time while we are not requesting sales under the equity distribution agreements.

In connection with executing repurchase transactions or hedging derivative transactions, we or our transaction counterparties or their respective affiliates may purchase or sell our common stock in secondary market transactions or may enter into, modify or unwind various derivative transactions with respect to our common stock. The effect of any of these transactions and activities on the price of our common stock will depend in part on market conditions and the structure of the capped call or other derivatives transactions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement, the accompanying prospectus and the other documents we incorporate by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, and may be prefaced with words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates” or the negative version of these words or other comparable words. Such statements are subject to certain risks and uncertainties and include, among other things, statements regarding our intent, belief or expectations with respect to:

•	trends in or the growth opportunities for our or our Affiliates’ businesses;

•	potential investments in new or our existing investment management firms, or the closing of investments that have been announced;

•	the availability of debt and equity financing to fund these investments;

•	future borrowings under our revolving credit facility;

•	interest rates and hedging contracts;

•	the impact of new accounting policies;

•	our competition and our Affiliates’ competition;

•	changing conditions in the financial and securities markets; and

•	general economic conditions.

The future results or outcome of the matters described in any of these statements are uncertain, and they merely reflect our current expectations and estimates. We caution readers not to place undue reliance on any forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Some of the factors that might cause these differences include, but are not limited to, the factors described in the “Risk Factors” section hereof or in our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed thereafter as well as the following:

•	changes in the securities or financial markets or in general economic conditions;

•	changes in our total assets under management as well as the relative level of assets under management of our Affiliates;

•	the availability of equity and debt financing;

•	competition within the asset management industry, as well as competition for acquisitions of interests in investment management firms;

•	the ability to close pending investments;

•	the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies;

•	changes in the regulatory landscape;

•	the mix of Affiliate contributions to our earnings; and

•	the impact of potential information technology on data security breaches.

You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences.

We caution you that, while forward-looking statements reflect our current estimates and beliefs, they are not guarantees of future performance. We do not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, the market price at which they are sold and, with respect to any forward sale transaction, the settlement method as described below. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreements or any forward sale agreement as a source of financing.

In connection with any forward sale transaction, except under certain circumstances described in this prospectus supplement, we have the right to cash or net physically settle the forward sale transaction, in lieu of full physical settlement. The election of cash or net physical settlement will impact any net proceeds received by us upon settlement of such forward sale transaction and may, instead, require us to deliver cash or common stock to the forward purchaser. See “Risk Factors—Settlement provisions contained in any forward sale agreement subject us to certain risks” and “Plan of Distribution (Conflicts of Interest).” To the extent we sell any shares pursuant to a forward sale agreement and elect full physical settlement, we expect to receive net proceeds equal to the number of such shares multiplied by the initial forward sale price per share, subject to the price adjustment and other provisions of the forward sale agreement. The initial forward sale price per share under each forward sale transaction pursuant to a forward sale agreement will equal no less than 98.0% of the volume-weighted average price per share at which the shares to which the forward sale transaction relates are sold pursuant to the applicable equity distribution agreement. We may also enter into a terms agreement with a forward purchaser and its affiliate sales agent providing for a forward sale transaction at an agreed upon initial forward sale price. We are not required to enter into any forward sale transaction and, if we do, the actual proceeds will be subject to settlement of such forward sale transaction.

We intend to use any net proceeds that we receive from sales of shares of our common stock or any net proceeds that we receive upon the settlement of any forward sale transaction for general corporate purposes, which may include funding investments in new and existing Affiliates.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into equity distribution agreements, dated as of March 27, 2019, with the sales agents and forward purchasers pursuant to which we may issue and sell up to $500,000,000 in the aggregate of shares of our common stock from time to time either through or to the sales agents acting as sales agent or principal, respectively. Further, the equity distribution agreements provide that, in addition to the issuance and sale of shares of our common stock by us through or to the sales agents, we also may deliver instructions to (or enter into a terms agreement with) any sales agent providing that such sales agent, as a forward seller, sell (or purchase) shares of our common stock borrowed by the relevant forward purchaser (or its affiliate) in connection with a forward sale transaction with such forward purchaser. We have entered into separate master forward sale agreements, each dated as of March 27, 2019, with each forward purchaser providing for such forward sale transactions contemplated by the equity distribution agreements.

The sales, if any, of shares of our common stock under the equity distribution agreements through the sales agents (or affiliates, successors or assigns of the agents) will be made in “at the market offerings” as defined in Rule 415 of the Securities Act, including sales made directly on the New York Stock Exchange or any other trading market, the existing trading market for shares of our common stock, or sales made to or through a market maker or through an electronic communications network at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, we also may sell shares to the sales agents as principal at a price agreed upon at the time of sale. The sales agents will not engage in any transactions that stabilize our common stock. The number and timing of shares sold under the program will be in our discretion. We may instruct the sales agents to sell shares from time to time or not to sell any shares.

The sales agents may resell the shares and may do so at fixed prices or variable prices. Some or all of our common stock sold under the equity distribution agreements may be sold through: ordinary brokerage transactions and transactions in which a broker solicits purchasers; purchases by a broker-dealer and resale by the broker-dealer for its account; or a block trade in which a broker-dealer will attempt to sell but may position or resell a portion of the block in order to facilitate the transaction.

The fees and expenses in connection with the establishment of the equity distribution program are estimated to be approximately $250,000, excluding commissions payable to the sales agents under the equity distribution agreements.

In connection with the sale of the common stock contemplated in this prospectus supplement, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents and the forward purchasers (and certain affiliates of the forward purchasers) against certain civil liabilities, including liabilities under the Securities Act. The sales agents and their respective affiliates have provided, and may in the future provide, investment banking, underwriting, trust or other advisory or commercial services to us and our subsidiaries or affiliates.

If a sales agent, a forward purchaser or we reasonably believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly notify the other party or parties and sales of common stock under the applicable equity distribution agreement and any terms agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agent, the forward purchaser and us.

The offering of common stock pursuant to the equity distribution agreements will terminate upon the earlier of (i) the sale of all shares of common stock subject to the equity distribution agreements and (ii) the termination of the respective equity distribution agreement by the applicable sales agent or us.

Sales Through or To a Sales Agent

From time to time during the term of an equity distribution agreement, and subject to the terms and conditions set forth therein, we may deliver instructions to a sales agent regarding its sale of shares as our agent. Upon receipt of our instructions, and subject to the terms and conditions of the applicable equity distribution agreement, the sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the amount of shares of our common stock specified in our instructions. We or the applicable sales agent may suspend the offering of shares of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate. Settlement for sales of shares of our common stock will occur through the facilities of The Depository Trust Company on the second trading day following the date on which the sales were made unless another date shall be agreed to in writing by us and the applicable sales agent. The obligation of the sales agents under the equity distribution agreements to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which the sales agents reserve the right to waive in their sole discretion.

Under the terms of the equity distribution agreements, we also may sell shares to the sales agents as principal at a price agreed upon at the time of sale. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with the sales agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We will pay the applicable sales agent a commission equal to up to 2.0% of the gross sales price of all shares of our common stock sold through or to it, unless otherwise agreed in a terms agreement.

Sales Through or To a Forward Seller

From time to time during the term of an equity distribution agreement, and subject to the terms and conditions set forth therein and in the related forward sale agreements, we may deliver instructions requesting that the sales agents execute sales of borrowed shares of our common stock as forward sellers in connection with the forward sale agreements. Upon receipt of our instructions, and subject to the terms and conditions of the applicable equity distribution agreement and the applicable forward sale agreement, the forward purchaser (or its affiliate) will borrow and deliver to the applicable forward seller shares of our common stock, and such forward seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares. We or the applicable forward seller may immediately suspend the offering of shares of our common stock at any time upon proper notice to the other. We expect settlement between the forward sellers and buyers of such shares in the market to occur on the second trading day following each date on which the sales are made unless another date shall be agreed to in writing by us and the applicable sales agent. The obligation of the forward sellers under the equity distribution agreements to execute such sales of shares of our common stock pursuant to our instructions is subject to a number of conditions, which the forward sellers reserve the right to waive in their sole discretion. The applicable forward seller will receive an effective per share commission of up to 2.0% of the volume-weighted average price per share at which the shares of common stock are sold pursuant to the related forward sale agreement.

Settlement of forward sale transactions will occur upon dates specified by us or, in certain circumstances, the applicable forward purchaser as provided in the forward sale agreement, in each case, within approximately 12 months after the date of the completion of the hedge of the forward sale transactions. The initial forward sale price per share under each forward sale transaction will equal no less than 98.0% of the volume-weighted average price per share at which the shares of our common stock to which such forward sale transaction relates are sold pursuant to the applicable equity distribution agreement. If we elect to physically settle any forward sale transaction by delivering shares of our common stock to the forward purchaser (or its affiliate), we will receive an amount in cash from the applicable forward purchaser (or its affiliate) equal to the initial forward sale price per share multiplied by the total number of shares we elect to settle or are deemed to settle, subject to the price adjustment and other provisions of the forward sale agreement. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor (initially equal to the federal funds rate) less a spread. If the interest rate factor is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

In addition, under the terms of each equity distribution agreement, we may also enter into a terms agreement with a forward purchaser and its affiliate sales agent providing for a forward sale transaction at an agreed upon initial forward sale price and pursuant to which the forward purchaser (or its affiliate) will borrow shares of our common stock and sell such shares through or to such sales agent, as forward seller, in connection with such forward sale transaction under the applicable forward sale agreement. If we enter into a separate terms agreement providing for such a forward sale transaction, we will describe the terms of such agreement, including the applicable initial forward sale price per share, in a separate prospectus supplement or pricing supplement.

Each forward purchaser will have the right, in its sole discretion, to require us to physically settle any forward sale transaction under the respective forward sale agreement upon the occurrence of certain events, including if (a) the forward purchaser (or its affiliate) is unable to hedge the forward purchaser’s exposure to the transactions contemplated by such forward sale agreement either because of a lack of sufficient shares of our common stock being made available for borrowing by share lenders or because any such shares are not available at a rate that is less than a specified threshold, (b) on any day following the trade date of the forward sale transaction, we declare (i) any cash dividend in excess of the amount provided for in the forward sale agreement or paid prior to the date set forth in the forward sale agreement or (ii) certain non-cash distributions, issuances or dividends to existing holders of shares of our common stock, (c) on any day following the trade date of the forward sale transaction, shares of our common stock trade at a price equal to or less than a certain threshold, (d) on any day following the trade date of the forward sale transaction, we announce a merger event (as defined in the forward sale agreement) or (e) the forward purchaser elects to terminate the forward sale transaction as a result of an event of default, a termination event or certain additional disruption events or extraordinary events (each as set forth in the forward sale agreement). Each forward purchaser’s decision to exercise its right to require us to settle any forward sale transaction will be made irrespective of our need for capital. In the event that we are required to settle any forward sale transaction with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity.

In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any outstanding forward sale agreement will automatically terminate without further liability to either party (except for any liability in respect of any breach of representation or covenant by a party under any such forward sale agreement prior to the date of any such proceeding). Following any such termination, we would not issue any shares, and we would not receive any proceeds, pursuant to such forward sale agreement.

Except under the circumstances described above, we have the right, in lieu of physical settlement of any forward sale transaction, to cash or net physically settle such forward sale transaction. In the event that we elect to settle with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity. If we elect cash or net physical settlement of a forward sale transaction, the applicable forward purchaser (or its affiliate) will purchase shares of our common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind the applicable forward purchaser’s hedges. If the price of our common stock at which the applicable forward purchaser (or its affiliate) unwinds the forward purchaser’s hedge is below the applicable forward sale price, the forward purchaser will pay us such difference in cash (if we cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we net physically settle). If the price of our common stock at which the applicable forward purchaser (or its affiliate) unwinds the forward purchaser’s hedge exceeds the applicable forward sale price, we will pay the forward purchaser (or its affiliate) an amount in cash equal to such difference (if we cash settle) or we will deliver to the forward purchaser (or its affiliate) a number of shares of our common stock having a market value equal to such difference (if we net physically settle). Any such difference could be significant. In addition, we would expect that the purchases of our common stock by the forward purchaser (or its affiliate) to unwind the forward purchaser’s hedges could cause the price of our common stock to increase over time, thereby increasing the number of shares or amount of cash we owe to the forward purchaser.

Before the issuance of our common stock upon settlement of any forward sale transaction, such forward sale transaction will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale transaction over the number of shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, with respect to each forward sale transaction that we enter into under the forward sale agreements, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price of such forward sale transaction. However, if we decide to physically or net physically settle any forward sale transaction, any delivery of our shares upon such physical or net physical settlement of the forward sale transaction would likely result in dilution to our earnings per share and return on equity.

Conflicts of Interest

The forward purchasers (or their affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale transaction pursuant to their respective forward sale agreements. Because affiliates of the sales agents may receive more than 5% of the net proceeds of any offerings, the sales agents will be deemed to have a conflict of interest under FINRA Rule 5121. As a result, the sales agents will be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, the sales agents would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” is not necessary because the shares of common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121).

Other Relationships

Some or all of the sales agents and forward purchasers and/or their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with us or our Affiliates. In particular, certain of the sales agents and their respective affiliates are lenders under our revolving credit facility and our term loan facility.

In addition, in the ordinary course of their business activities, the sales agents and the forward purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our Affiliates. Certain of the sales agents and forward purchasers and/or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. The sales agents and the forward purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters in connection with the offering of the common stock will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. Certain legal matters will be passed upon for the sales agents and forward purchasers by Sidley Austin LLP, New York, New York.

PROSPECTUS

AFFILIATED MANAGERS GROUP, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

The registration statement that contains this prospectus is being filed in anticipation of the expiration of the previous registration statement filed by Affiliated Managers Group, Inc. (“AMG”) on August 18, 2016.

AMG may offer and sell, or facilitate the resale of, securities from time to time. We will provide specific terms of these securities in supplements to this prospectus. One or more selling security holders to be identified in the future may also offer and sell the securities listed above from time to time. You should read this prospectus and any prospectus supplements carefully before making your investment decision.

The common stock of AMG is listed on the New York Stock Exchange under the symbol “AMG.” If we decide to seek a listing of any debt securities, preferred stock, depositary shares, warrants or other securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

Investing in these securities involves certain risks. Before making a decision to invest in these securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 1.

The address of AMG’s principal executive offices is 777 South Flagler Drive, West Palm Beach, Florida 33401 and the telephone number at the principal executive offices is (800) 345-1100.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2019

i

ABOUT THIS PROSPECTUS

Each time we offer securities using this prospectus, we will provide the specific terms and offering prices in a supplement to this prospectus. The prospectus supplements also may add, update or change the information contained or incorporated by reference in this prospectus and also will describe the specific manner in which we will offer these securities.

The applicable prospectus supplement may also contain important information about United States federal income tax consequences and, in certain circumstances, consequences under other countries’ tax laws to which you may become subject if you acquire the securities being offered by that prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “AMG,” “we,” “us,” the “Company” and “our” refer to Affiliated Managers Group, Inc. and not our Affiliates (as defined later in this prospectus) or other subsidiaries.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q and any applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus, in the documents we incorporate by reference herein and our other filings with the U.S. Securities and Exchange Commission (the “SEC”), in our press releases and in oral statements made with the approval of an executive officer may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, and may be prefaced with words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates” or the negative version of these words or other comparable words. Such statements are subject to certain risks and uncertainties, including, among others, the factors discussed under the caption “Risk Factors” in the documents incorporated by reference in this prospectus.

These factors (among others) could affect our financial performance and cause actual results to differ materially from historical earnings and those presently anticipated and projected. Forward-looking statements speak only as of the date they are made, and we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we caution you not to place undue reliance on any such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov. We maintain an internet site at http://www.amg.com. The information on, or accessible from, our website, is not a part of this prospectus by reference or otherwise.

The SEC’s rules allow us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

•	Annual Report on Form 10-K filed on February 22, 2019;

•	Annual Report on Form 10-K/A filed on March 29, 2018;

•

Current Reports on Form 8-K filed with the SEC on January 22, 2019, February 4, 2019 and March 20, 2019 (but only the information deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended);

•

Definitive Proxy Statement on Schedule 14A filed on April 30, 2018 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017); and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 7, 1997, and any amendment or report filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Jay C. Horgen—President, Chief Financial Officer and Treasurer

Affiliated Managers Group, Inc.

777 South Flagler Drive

West Palm Beach, Florida 33401

(800) 345-1100

This prospectus constitutes a part of a registration statement on Form S-3 including all amendments and exhibits, referred to herein as the “Registration Statement,” that we have filed with the SEC under the Securities Act of 1933, as amended, or the “Securities Act.” This prospectus does not contain all of the information contained in the Registration Statement. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the address set forth above or from the SEC’s website at www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

AFFILIATED MANAGERS GROUP, INC.

We are a global asset management company with equity investments in leading boutique investment management firms, which we refer to as our “Affiliates.” Our innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm and maintain operational autonomy. Our strategy is to generate shareholder value through the growth of existing Affiliates, as well as through investments in new Affiliates and additional investments in existing Affiliates. In addition, we provide centralized assistance to our Affiliates in strategic matters, marketing, distribution, product development and operations. As of December 31, 2018, our aggregate assets under management were $736.0 billion in more than 500 investment products across a broad range of active, return-oriented strategies.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

DESCRIPTION OF THE DEBT SECURITIES

We may offer debt securities, which may be senior debt securities or junior subordinated debt securities and may be convertible or non-convertible. We will issue debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the senior debt securities will include those described in the applicable prospectus supplement and those stated in the senior debt securities indenture and those made part of the senior debt securities indenture by reference to the Trust Indenture Act. The terms of the junior subordinated debt securities will include those described in the applicable prospectus supplement and those stated in the junior subordinated debt securities indenture and those made part of the junior subordinated debt securities indenture by reference to the Trust Indenture Act. We have included a copy of the form of senior debt securities indenture and form of junior subordinated debt securities indenture as exhibits to this Registration Statement. Each of the indentures will be subject to and governed by the terms of the Trust Indenture Act.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and by-laws for additional information related to our common stock.

General

Under our charter, we currently have authority to issue up to 150,000,000 shares of common stock, par value $0.01 per share, and up to 3,000,000 shares of Class B non-voting common stock, par value $0.01 per share. Under Delaware law, stockholders generally are not responsible for our debts or obligations. As of December 31, 2018, we had 51,984,471 shares of common stock outstanding and an additional 6,534,573 shares of common stock were held in the Company’s treasury, and there were no shares of Class B non-voting common stock issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange under the symbol “AMG.”

Dividends

Subject to preferential rights of any other class or series of stock, holders of common stock and Class B non-voting common stock may receive dividends out of assets that we can legally use to pay dividends, when, as and if they are declared by our board of directors, with each share of common stock and each share of Class B non-voting common stock sharing equally in such dividends (with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible). If dividends are declared that are payable in shares of common stock or shares of Class B non-voting common stock, such dividends will be declared payable at the same rate in both classes of stock and the dividends payable in shares of common stock will be payable to the holders of shares of common stock, and the dividends payable in shares of Class B non-voting common stock will be payable to the holders of shares of Class B non-voting common stock.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise required by Delaware law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is required to elect a director in an uncontested election.

Liquidation/Dissolution Rights

Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock and Class B non-voting common stock shall be entitled to share ratably in the remaining assets available for distribution in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities (with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible).

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities, other than the conversion rights afforded to the holders of our Class B non-voting common stock that are described below.

Under Delaware law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation’s charter, which percentage will not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter or by-laws, the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, is required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to stockholder action without an annual or special meeting, the election, term or removal of directors, vacancies on the board of directors, or the limitation of liability of directors, the affirmative vote of the holders of at least eighty percent (80%) of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, will be required.

Rights of Class B Non-Voting Common Stock

The holders of our Class B non-voting common stock generally have the same rights and privileges as holders of our common stock, except that holders of Class B non-voting common stock do not have any voting rights other than those which may be provided under our charter or applicable law. Each share of Class B non-voting common stock is convertible, at the option of the holder, into one share of common stock; provided, that such conversion is not inconsistent with any regulation, rule or other requirement of any governmental authority applicable to the holder.

To the extent the holders of Class B non-voting common stock are entitled to vote under our charter or applicable law, such holders shall vote together as a single class with the holders of common stock, except as required by law.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

Under AMG’s charter, the board of directors of AMG is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, and to establish from time to time a series of preferred stock with terms as it may specify in a certificate of designations which will be filed as an exhibit to a document incorporated by reference in the Registration Statement of which this prospectus forms a part. A description of the terms of preferred stock so created will be contained in a prospectus supplement related to any offering of such securities.

DESCRIPTION OF DEPOSITARY SHARES

AMG may, at its option, elect to offer fractional shares of preferred stock, rather than whole shares of preferred stock. In such event, AMG will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between AMG and a bank or trust company selected by AMG, as preferred stock depositary. Unless otherwise provided in the applicable prospectus supplement, each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The form of deposit agreement, including the form of depositary receipt, will be established at the time of the offering of any depositary shares and will be described in the applicable prospectus supplement related to any offering of such securities.

DESCRIPTION OF WARRANTS

AMG may offer warrants pursuant to which a holder will be entitled to purchase debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Warrants will be issued under one or more warrant agreements to be entered into between AMG and a bank or trust company, as warrant agent. Except as otherwise stated in a prospectus supplement, the warrant agent will act solely as the agent of AMG under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate, will be filed as an exhibit to a document incorporated by reference in the Registration Statement of which this prospectus forms a part. You should read the more detailed provisions of the warrant agreement and the warrant certificate for provisions that may be important to you.

The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants;

•	the offering price of the warrants;

•	the aggregate number of warrants and the aggregate number of securities that may be purchased upon exercise of the warrants;

•

the designation, number and terms of the debt securities, preferred stock, common stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	the designation and terms of the securities, if any, with which the warrants are issued, and the number of warrants issued with each security;

•	the date, if any, on and after which, if the warrants are issued as a unit with another security, the warrants and the related security will be separately transferable;

•	the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise warrants will commence and the date on which the right will expire;

•	a discussion of United States federal income tax or other considerations applicable to the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any additional terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the subscription rights will expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

AMG may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to AMG, and AMG to sell to or purchase from the holders, a specified or varying number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, share of preferred stock or depositary share and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities,

•	debt obligations of third parties, including U.S. Treasury securities, or

•	any other securities described in the applicable prospectus supplement,

which may secure the holders’ obligations to purchase or to sell, as the case may be, the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require AMG to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

General

The securities may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitively bid transactions;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market or an exchange or otherwise; or

•	through a combination of any of these methods or by any other legally available means.

The prospectus supplement for each series of securities we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any underwriters and the respective amounts underwritten;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

Any securities, other than our common stock, may be new issues of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

Secondary Sales

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holder and provide the information required under the Securities Act, including the name of the selling security holder, the security or securities to be offered and sold, and information about any underwriters or agents, including any commissions to be paid.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters relating to the validity of the securities will be passed upon on behalf of AMG by Simpson Thacher & Bartlett LLP, Washington, D.C.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of AQR Capital Management Holdings, LLC and Subsidiaries which appear in Affiliated Managers Group, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AFFILIATED MANAGERS GROUP, INC.

Up to $500,000,000

Common Stock

Prospectus Supplement

BofA Merrill Lynch	Barclays	Citigroup

J.P. Morgan	RBC Capital Markets	Wells Fargo Securities

March 27, 2019